EXHIBIT 5.1


                          PILLSBURY MADISON & SUTRO LLP
                        650 TOWN CENTER DRIVE, 7th FLOOR
                              COSTA MESA, CA 92626
                               Tel: (714) 436-6800
                               Fax: (714) 436-2800


                                                              August 16, 2000


Universal Broadband Networks, Inc.
2030 Main Street, Suite 550
Irvine, CA  92614
Attention:  Jeffrey R. Matsen


         Re:      Registration Statement on Form S-8


Dear Mr. Matsen:

         With reference to the Registration Statement on Form S-8 to be filed by Universal Broadband Networks, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 2,417,500 shares of the Company's Common Stock issuable pursuant to the Company's 2000 Management Equity Incentive Plan (the "Management Plan") and 3,000,000 shares of the Company's Common Stock issuable pursuant to the Company's 2000 Equity Incentive Plan (the "Equity Plan"; and collectively with the Management Plan, the "Plans"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                              Very truly yours,


                                              /s/ PILLSBURY MADISON & SUTRO LLP

                                              PILLSBURY MADISON & SUTRO LLP

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